Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 17, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in Viewpoint Corporation’s Annual Report on Form 10-K/A for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/	PricewaterhouseCoopers LLP

New York, New York
May 28, 2004